Exhibit 99.1

VIASPACE APPOINTS RETIRED FOUR-STAR ARMY GENERAL WESLEY CLARK TO BOARD OF DIRECTORS

PASADENA, CA—March 22, 2006 —VIASPACE Inc. (OTCBB: VSPC), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that retired four-star Army General Wesley K. Clark has joined the Company’s Board of Directors. This appointment brings the total number of directors to seven. General Clark is the Company’s fourth independent director.

During thirty-four years of service in the United States Army Wesley K. Clark rose to the rank of four-star general as NATO’s Supreme Allied Commander, Europe. After his retirement in 2000, he became an investment banker, author, commentator, and businessman. In September 2003, he declared his intention to seek the Democratic nomination for President of the United States. In February 2004 he returned to the private sector.

Dr. Carl Kukkonen, Chief Executive Officer of VIASPACE, said, “The addition of General Clark to VIASPACE’s Board of Directors is a watershed event for the Company. General Clark is a highly decorated career military officer and his vast experience in both the military and private sector will be invaluable to VIASPACE. We are honored to have him join our Board as an independent director and look forward to working closely with him as we move ahead on executing our business plan.”

General Wesley Clark commented, “VIASPACE is leveraging previous NASA and DOD investment at the Jet Propulsion Laboratory to develop new generations of energy and security products. I believe VIASPACE has the technology, expertise and management to deliver important new technologies to the marketplace. I look forward to providing my knowledge and experience as they move to their next stage of development.”

General Clark graduated from the United States Military Academy in 1966. In 1966, he was awarded a Rhodes Scholarship to Oxford University, where he earned a Masters Degree in Politics, Philosophy and Economics.  He is also a graduate of the Ranger and Airborne schools. General Clark has received many awards and honors throughout his distinguished career including the Presidential Medal of Freedom, The State Department Distinguished Service Award, The US Department of Defense Distinguished Service Medal, The US Army Distinguished Service Medal, The Silver Star, The Bronze Star, The Purple Heart, and Honorary Knighthoods from the British and Dutch governments. He is the author of the best selling book Waging Modern War: Bosnia, Kosovo and the Future of Combat and Winning Modern War: Iraq, Terrorism and the American Empire. General Clark currently serves in leadership roles with a number of non-profit public service organizations.
About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, or contact Investor Relations at (888) 359-9558, or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

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